                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We have issued our report dated November 1, 2003 (except for Note 10 as to which the date is December 23, 2003) accompanying the financial statements of XATA Corporation appearing in the 2003 Annual Report of the Company to its shareholders on Form 10-KSB for the year ended September 30, 2003 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

                                               /s/ GRANT THORNTON LLP




Minneapolis, Minnesota
January 7, 2004